UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2003

COMPUTER MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22755 (Commission File Number)	77-0458805 (IRS Employer Identification No.)

130-B Cremona Drive, Goleta, California (Address of principal executive offices)	93117 (Zip Code)

Registrant’s telephone number, including area code: (805) 685-3729

Item 5. Other Events
Item 7. Financial Statement and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.2
EXHIBIT 10.1

Item 5. Other Events

     On February 13, 2003, the Company entered into a Loan and Security Agreement (the “Agreement”) with Agility Capital, LLC (“Agility”) for a short-term bridge loan in the aggregate principal amount of $2,300,000 (the “Bridge Loan”). The proceeds of the Bridge Loan will be used by the Company to provide funds for the issuance of a letter of credit to support the issuance of a bond as required by the District Court of Delaware in response to litigation currently pending. The Bridge Loan is evidenced by a Secured Promissory Note that bears interest at a rate of 9% per annum, is secured by all of the Company’s assets and is payable in full on November 12, 2003. In connection with the Bridge Loan, the Company has issued to Agility a warrant to purchase up to an aggregate of 500,000 shares of its Common Stock at a purchase price of $0.97 per share (the “Warrant”). The Company intends to register the shares of Common Stock issuable upon exercise of the Warrant on Form S-3 with the Securities and Exchange Commission pursuant to registration rights contained in the Warrant.

Item 7. Financial Statement and Exhibits

(c) Exhibits

4.1	Form of Secured Promissory Note (included as Exhibit C to Exhibit 10.1 below).

4.2	Form of Warrant to purchase shares of Common Stock of Computer Motion, Inc.

10.1	Form of Loan and Security Agreement, dated February 13, 2003, between Computer Motion, Inc. and Agility Capital, LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER MOTION, INC

February 24, 2003	/s/ Robert W. Duggan Robert W. Duggan Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Secured Promissory Note (included as Exhibit C to Exhibit 10.1 below).

4.2	Form of Warrant to purchase shares of Common Stock of Computer Motion, Inc.

10.1	Form of Loan and Security Agreement, dated February 13, 2003, between Computer Motion, Inc. and Agility Capital, LLC.